       As filed with the Securities and Exchange Commission on November 13, 2000

                                                      Registration No. 333-95545
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

      -------------------------------------------------------------------

                         Post-Effective Amendment No. 2

                                       to

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

      -------------------------------------------------------------------

                                 iVILLAGE INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                 13-3845162
  (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                             500-512 Seventh Avenue
                            New York, New York 10018
                                 (212) 600-6000
   (Address, Including Zip Code and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               Candice Carpenter
                    Co-Chairperson of the Board of Directors
                                 iVillage Inc.
                             500-512 Seventh Avenue
                            New York, New York 10018
                                 (212) 600-6000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                    Copy to:
                               Michael A. Gilbert
                                General Counsel
                                 iVillage Inc.
                             500-512 Seventh Avenue
                            New York, New York 10018
                                 (212) 600-6000

================================================================================

         On January 27, 2000, iVillage Inc., a Delaware corporation ("iVillage"), filed a Registration Statement on Form S-1 (Registration Number 333-95545) (as amended by Post-Effective Amendment Number 1 on Form S-3 to Form S-1 on Form S-3 filed on April 27, 2000, the "Registration Statement") for the sale of an aggregate of 520,455 shares of common stock, par value $0.01 per share, of iVillage ("Common Stock") held by certain stockholders of iVillage. The offering has now been terminated. Pursuant to iVillage's undertaking in the Registration Statement, the purpose of this Post-Effective Amendment Number 2 to the Registration Statement is to deregister and remove from registration such portion of the 520,455 shares of Common Stock previously registered on the Registration Statement that have not been sold as of the date this Post-Effective Amendment Number 2 is filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 10, 2000.

                                     iVILLAGE INC.


                                     By: /s/ Steven Elkes
                                         ---------------------------------------
                                         Steven A. Elkes
                                         Executive Vice President of Operations
                                         and  Business Affairs


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


            Signature                         Capacity                       Date
      /s/ Douglas McCormick         Chief Executive Officer            November 10, 2000
---------------------------------   (Principal Executive Officer)
        Douglas McCormick           and Director

        /s/ Scott Levine            Senior Vice President, Finance     November 10, 2000
---------------------------------   and acting Chief Financial
          Scott Levine              Officer (Principal Financial
                                    Officer)

     /s/ Candice Carpenter*         Co-Chairperson of the Board of     November 10, 2000
---------------------------------   Directors
        Candice Carpenter

        /s/ Nancy Evans*            Co-Chairperson of the Board of     November 10, 2000
---------------------------------   Directors and Editor-in-Chief
           Nancy Evans

        /s/ Jay C. Hoag*            Director                           November 10, 2000
---------------------------------
           Jay C. Hoag

     /s/ Lennert J. Leader*         Director                           November 10, 2000
---------------------------------
        Lennert J. Leader

       /s/ Habib Kairouz*           Director                           November 10, 2000
---------------------------------
          Habib Kairouz

                                    Director                           November   , 2000
---------------------------------
        Martin Yudkovitz

      /s/ Daniel Schulman*          Director                           November 10, 2000
---------------------------------
        Daniel Schulman


*By: /s/ Steven A. Elkes
     ---------------------------------------------
     Steven A. Elkes
     Executive Vice President of
     Operations and Business Affairs and Secretary